                                                               EXHIBIT (d)(1)(i)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                     AMENDED INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                          ING VARIABLE PORTFOLIOS, INC.

                                      AND

                              ING INVESTMENTS, LLC


                                                             ANNUAL INVESTMENT MANAGEMENT FEE
SERIES                                                 (as a percentage of average daily net assets)
------                                                 ---------------------------------------------
ING VP Growth Portfolio                                                    0.60%
ING VP Index Plus LargeCap Portfolio                                       0.35%
ING VP Index Plus MidCap Portfolio                                         0.40%
ING VP Index Plus SmallCap Portfolio                                       0.40%
ING VP International Equity Portfolio                                      0.85%
ING VP Small Company Portfolio                                             0.75%
ING VP Technology Portfolio                                                0.95%
ING VP Value Opportunity Portfolio                                         0.60%